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Exhibit 10 (j) - Incentive Compensation Agreement, Charles McNairy

                      AVATAR HOLDINGS INC.
                       255 Alhambra Circle
                  Coral Gables, Florida  33134



                                          As of September 9, 1993



Mr. Charles L. McNairy
c/o Avatar Holdings Inc.
255 Alhambra Circle
Coral Gables, FL  33134

Dear Charles:

     We are writing with respect to the following incentive

compensation  hereby  granted  to you  as an  employee of  Avatar

Holdings Inc. (the "Company"):

     1.   Incentive Compensation.
          (a) Within 10 days following the fifth anniversary hereof or, if earlier, the Date of Termination (as hereinafter defined), the Company shall pay you, as incentive compensation ("Incentive Compensation"), a cash amount equal to the product of
(x) the number of shares of the Company's common stock, par value $1.00 per share ("Common Stock"), in which you are vested (as the same may be adjusted pursuant to paragraph 3(x) below), times (y) the excess, if any, of the Final Value per share of Common Stock over $36.00 (the "Strike Price") (as the same may be adjusted pursuant to paragraph 3(y) below), payable on the fifth anniversary of the date hereof or, if earlier, on the Date of Termination (in either case, the "Determination Date"). "Final Value" shall mean, as of any Determination Date, the average
Market Value (as defined in paragraph 2 below) per share of Common Stock during the twenty (20) business days immediately preceding such Determination Date.

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          (b)  For the purposes of this paragraph 1, you will
vest in 3,000 shares of Common Stock on each of the first through fifth anniversaries hereof provided that you are still employed by the Company on such anniversary. In the event that there is a Date of Termination prior to the fifth anniversary hereof as a result of
               (i)  your death,
               (ii) your "permanent disability",
               (iii)  the Company's termination of your
                    employment without "cause", or
               (iv) your termination of your employment with the
                    Company for "good reason" (each as defined in paragraph 2 below), you shall immediately vest on the Date of Termination in 50% of the remaining unvested shares and you shall forfeit any unvested shares. In the event that there is a Date of Termination prior to the fifth anniversary hereof as a result of the Company's termination of your employment for "cause", you shall forfeit the remaining unvested shares.

     2.   Certain Definitions.
          (a) For the purposes hereof, "permanent disability" shall be defined as any physical or mental disability or incapacity which renders you incapable of fully performing the services required of you in your employment with the Company for a period of 120 consecutive days or for shorter periods aggregating 120 days during any period of twelve (12) consecutive months.
          (b) For the purposes hereof, termination for "cause" shall mean termination after:

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               (i)  your commission of a material act of fraud
                    against the Company or its affiliates;
               (ii) your conviction of (or pleading by you of
                    nolo   contendere   to)   any  crime   which
                    constitutes  a  felony  in the  jurisdiction
                    involved; or
               (iii)  the willful, repeated and demonstrable
                    failure by you substantially to perform your
                    duties over  a period  of not  less than  30
                    days, other than any such failure resulting from your incapacity due to physical or mental illness, or material breach of any of your obligations under this Agreement, and your failure to cure such failure or breach within 30 days after receipt of written notice from the Chairman of the Executive Committee of the Board of Directors of the Company.

          (c) For the purposes hereof, "Date of Termination" shall mean
               (i)  if your employment is terminated by your
                    death, the date of your death, and
               (ii) if your employment is terminated for any
                    other reason, the date on which a notice thereof is given.

          (d) For the purposes hereof, "good reason" shall mean the substantial reduction by the Company of any material duties currently performed by you as Executive Vice President, Treasurer and Chief Financial Officer of the Company without cause, provided that you first deliver written notice thereof to the Chairman of the Executive Committee of the Board

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of Directors of the Company and the Company shall have failed  to restore such duties within thirty (30) days after receipt of such written notice.

           (e) For the purpose hereof, "Market Value" as of any date shall mean the closing price (or, if there is no closing price on such date, then the mean between the closing bid and asked prices) per share of Common Stock on such date as reported in the trading reports of the principal securities exchange in the United States on which such stock is listed, or, if such stock is not listed on a securities exchange in the United States, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or NASDAQ's successor, or if not reported on NASDAQ, the fair market value per share of such stock as determined by the Board of Directors in good faith.

     3. Adjustments. In the event the Company shall at any time after the date hereof (A) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event (x) the number of shares of Common Stock on the basis of which the Incentive Compensation is to be calculated shall be adjusted by multiplying (a) such number of shares as determined immediately prior to such event by (b) a fraction (the "Adjustment Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event and (y) the Strike Price shall be adjusted by multiplying

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(a)  the Strike  Price as  determined immediately  prior to  such event by (b) the reciprocal of the Adjustment Fraction.

     In addition, in the event the Company shall at any time after the date hereof make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, a spin-off of interests in an affiliated entity, a reorganization of the Company or otherwise, in cash or any debt security, debt instrument, real or personal property or any other property (other than any shares of Common Stock or other capital stock of the Company), then for the purpose of calculating the Incentive Compensation to be paid to you, the Final Value of the Common Stock of the Company on the Determination Date shall be increased in accordance with the remaining provisions of this paragraph 3. In the case of a cash dividend, the Final Value per share of the Common Stock on the
Determination Date shall be increased by an amount equal to the per share cash amount of such dividend. In all other cases, the Final Value per share of the Common Stock on the Determination Date shall be increased by an amount equal to the excess of (A)
the average Market Value per share of the Common Stock for the five (5) business days immediately preceding the ex-dividend date for a dividend or distribution on such stock or the five (5) business days immediately preceding the effective date of a reclassification, recapitalization or other transaction involving such stock over (B) the average Market Value per share of the Common Stock of the Company for the five (5) business days next succeeding such ex-dividend date or effective date, as the case may be; provided, however, that if the Company's Board of Directors, in good faith, believes that the adjustment, as determined by the preceding formula, is insufficient to reflect

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the per share reduction in value of the  Company as  a result  of such transaction, in addition to the adjustment determined by such formula the Board of Directors may increase the Final Value per share of the Common Stock on the Determination Date by such amount as the Board of Directors determines, in good faith, to be appropriate to reflect such per share reduction in value of the Company. In addition to the adjustments specifically provided for in this paragraph 3, the manner of determining the Incentive Compensation due to you shall be further modified or amended as mutually determined by you and the Board of Directors of the Company (acting in its good faith judgment) to equitably account for any extraordinary transaction or occurrence not specifically described in this paragraph 3 and which would by itself adversely affect the value of the Common Stock or the computation of the Incentive Compensation due and owing to you.

     4. No Obligation as to Employment. Nothing contained herein shall be deemed to obligate the Company to continue your employment or to obligate you to remain within the Company's employment for any period of time hereafter.

     5. Deductions and Withholdings. The Company shall be entitled to withhold any amounts payable under this Agreement on account of payroll taxes and similar matters as are required by applicable law, rule or regulation of appropriate governmental authorities.

     6. Successors; Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and

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to the same extent that the Company would be required to  perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to Incentive Compensation from the Company in the same amount and on the same terms as you would be entitled to hereunder if your employment was terminated other than for cause or as the result of a permanent disability, except that for purposes of implementing the foregoing, the date on which any such succession
becomes effective shall be deemed the  Date of  Termination.   As
used in this Agreement, "Company" shall include any successor to the Company's business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all your rights hereunder shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Your obligations hereunder may not be delegated and except as otherwise provided herein relating to the designation of a devisee, legatee or other designee, you may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any of your rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

     7. Notice. For the purposes of this Agreement, notices and all other communications provided for shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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          If to you:

          Mr. Charles L. McNairy
          c/o Avatar Holdings Inc.
          255 Alhambra Circle
          Coral Gables, Florida  33134

          If to the Company:

          Avatar Holdings Inc.
          255 Alhambra Circle
          Coral Gables, Florida  33134
          Attention:  Chairman of the Executive Committee



or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     8. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and by the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions  or  conditions  at  the  same  or  at  any  prior  or subsequent time. This Agreement constitutes the complete understanding between the parties with respect to your employment and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida.

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     9.   Validity.  The invalidity or unenforceability of any
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     If the foregoing is satisfactory, would you please so indicate by signing and returning to the Company the enclosed copy of this letter whereupon this will constitute our agreement on the subject.



                              AVATAR HOLDINGS INC.
                              By:  /s/ Edwin Jacobson
                                   Edwin Jacobson
                                   Chairman of the Executive
                                   Committee


ACCEPTED AND AGREED TO:


/s/ Charles L. McNairy
Charles L. McNairy

Sept. 24, 1993
Date

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